                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                          DENTSPLY INTERNATIONAL INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

--------------------------------------------------------------------------------
[DENTSPLY LOGO]                              DENTSPLY INTERNATIONAL
                                             World Headquarters
                                             Susquehanna Commerce Center
                                             221 W. Philadelphia Street
                                             York, PA 17405-0872
                                             (717) 845-7511
                                             Fax (717) 854-2343

                                 April 8, 2004

Dear DENTSPLY Stockholder:

     You are cordially invited to attend the 2004 Annual Meeting of Stockholders to be held on Monday, May 10, 2004, at 9:30 a.m., at the Company's Employee Meeting Room at 570 West College Avenue, in York, Pennsylvania.

     The Annual Meeting will include voting on the matters described in the accompanying Notice of Annual Meeting and Proxy Statement, a report on Company operations and discussion.

     Whether or not you plan to attend, you can ensure that your shares are represented at the Annual Meeting by voting your proxy. You have two ways to vote your proxy. You may vote by mail by promptly completing, signing, dating and returning the enclosed proxy card in the envelope provided, or you may vote by internet by following the instructions on the proxy card or going to the internet at www.proxyvote.com and following the instructions on that site. Your vote is important. Please take a moment to vote through one of the above methods.

                                          Sincerely,

                                          /s/ John C. Miles II
                                          John C. Miles II
                                          Chairman of the Board

                          DENTSPLY INTERNATIONAL INC.
                          SUSQUEHANNA COMMERCE CENTER
                          221 WEST PHILADELPHIA STREET
                         YORK, PENNSYLVANIA 17405-0872

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON MONDAY, MAY 10, 2004
                             ---------------------

     The Annual Meeting of Stockholders (the "Annual Meeting") of DENTSPLY International Inc., a Delaware corporation (the "Company"), will be held on Monday, May 10, 2004, at 9:30 a.m., local time, at the Company's Employee Meeting Room, 570 West College Avenue, York, Pennsylvania, for the following purposes:

          1. To elect four Class III directors to serve for a term of three years and until their respective successors are duly elected and qualified;

          2. To ratify the appointment of PricewaterhouseCoopers LLP, independent accountants, to audit the books and accounts of the Company for the year ending December 31, 2004; and

          3. To transact such other business as may properly come before the Annual Meeting and any and all adjournments and postponements thereof.

     The Board of Directors has fixed the close of business on March 25, 2004 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

     The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the accompanying Proxy Statement for further information with respect to the business to be transacted at the Annual Meeting.

     A complete list of the stockholders entitled to vote at the Annual Meeting will be available during ordinary business hours for examination by any stockholder, for any purpose germane to the Annual Meeting, for a period of at least ten days prior to the Annual Meeting, at the office of the Company's Secretary, Susquehanna Commerce Center, 221 West Philadelphia Street, York, Pennsylvania.

     THE BOARD OF DIRECTORS URGES YOU TO VOTE YOUR PROXY EITHER BY MAIL OR THROUGH THE INTERNET. YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. THE VOTING OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE YOUR PROXY OR TO VOTE IN PERSON IF YOU DO ATTEND THE ANNUAL MEETING.

                                           By Order of the Board of Directors,
                                                     BRIAN M. ADDISON
                                              Vice President, Secretary and
                                                     General Counsel

York, Pennsylvania
April 8, 2004

             YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES YOU
                           OWNED ON THE RECORD DATE.

PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE AND SIGN IT, AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. OR, IF YOU WISH, YOU MAY PROVIDE YOUR PROXY INSTRUCTION USING THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN VOTING YOUR PROXY PROMPTLY.

                          DENTSPLY INTERNATIONAL INC.
                          SUSQUEHANNA COMMERCE CENTER
                          221 WEST PHILADELPHIA STREET
                         YORK, PENNSYLVANIA 17405-0872

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of DENTSPLY International Inc., a Delaware corporation ("DENTSPLY" or the "Company"), for use at the Company's 2004 Annual Meeting of Stockholders (together with any and all adjournments and postponements thereof, the "Annual Meeting") to be held on Monday, May 10, 2004, at 9:30 a.m., local time, at the Company's Employee Meeting Room, 570 West College Avenue, York, Pennsylvania, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement, together with the foregoing Notice and the enclosed proxy card, are first being sent to stockholders on or about April 8, 2004.

     The Board of Directors has fixed the close of business on March 25, 2004 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. On the record date, there were 80,166,070 shares of Common Stock of the Company, par value $.01 per share ("Common Stock"), outstanding and entitled to vote. Each share of Common Stock is entitled to one vote per share on each matter properly brought before the Annual Meeting. Shares can be voted at the Annual Meeting only if the stockholder is present in person or is represented by proxy. The presence, in person or by proxy, at the Annual Meeting of shares of Common Stock representing at least a majority of the total number of shares of Common Stock outstanding on the record date will constitute a quorum for purposes of the Annual Meeting.

     Whether or not you are able to attend the Annual Meeting, you are urged to vote your proxy, either by mail or the internet, which is solicited by the Company's Board of Directors and which will be voted as you direct. In the absence of instructions, shares represented by properly provided proxies will be voted as recommended by the Board of Directors.

     Any proxy may be revoked at any time prior to its exercise by attending the Annual Meeting and voting in person, by notifying the Secretary of the Company of such revocation in writing or by delivering a duly executed proxy bearing a later date, provided that such notice or proxy is actually received by the Company prior to the taking of any vote at the Annual Meeting.

     The cost of solicitation of proxies for use at the Annual Meeting will be borne by the Company. Solicitations will be made primarily by mail, facsimile or through the internet, and employees or agents of the Company may solicit proxies personally or by telephone.

     Brokers, banks and other nominee holders will be requested to obtain voting instructions of beneficial owners of stock registered in their names. The Company will reimburse these record holders for their reasonable out-of-pocket expenses incurred in doing so. Shares represented by a duly completed proxy submitted by a nominee holder on behalf of beneficial owners will be counted for quorum purposes, and will be voted to the extent instructed by the nominee holder on the proxy card or through the internet. The rules applicable to a nominee holder may preclude it from voting the shares that it holds on certain kinds of proposals unless it receives voting instructions from the beneficial owners of the shares (sometimes referred to as "broker non-votes").

                             ELECTION OF DIRECTORS

     The Restated Certificate of Incorporation and the by-laws of the Company provide that the number of directors (which is to be not less than three) is to be determined from time to time by resolution of the Board of Directors. The Board is currently comprised of ten persons.

     Pursuant to the Company's Restated Certificate of Incorporation, the members of the Board of Directors are divided into three classes. Each class is to consist, as nearly as may be possible, of one-third of the whole number of members of the Board. The term of the Class III directors expires at the Annual Meeting. The terms of the Class I and Class II directors will expire at the 2005 and 2006 Annual Meetings of Stockholders, respectively. At each Annual Meeting, the directors elected to succeed those whose terms expire are of the same class as the directors they succeed and are elected for a term to expire at the third Annual Meeting of Stockholders after their election and until their successors are duly elected and qualified. A director elected to fill a vacancy is elected to the same class as the director he/she succeeds, and a director elected to fill a newly created directorship holds office until the next election of the class to which such director is elected.

     The four incumbent Class III directors are nominees for election this year for a three-year term expiring at the 2007 Annual Meeting of Stockholders. In the election, the four persons who receive the highest number of votes actually cast will be elected. The proxy named in the proxy card and on the internet voting site intends to vote for the election of the four Class III nominees listed below unless otherwise instructed. If a holder does not wish his or her shares to be voted for a particular nominee, the holder must identify the exception in the appropriate space provided on the proxy card or on the internet site, in which event the shares will be voted for the other listed nominees. If any nominee becomes unable to serve, the proxy may vote for another person designated by the Board of Directors or the Board may reduce the number of directors. The Company has no reason to believe that any nominee will be unable to serve.

     The Company's by-laws require that stockholders seeking to nominate persons for election to the Board, or to propose other business to be brought before an Annual Meeting of Stockholders, comply with certain procedures. See "Stockholder Proposals for Proxy Statement and Nominations" in this Proxy Statement.

     Set forth below is certain information with regard to each of the nominees for election as Class III directors and each continuing Class I and Class II director.

                  NOMINEES FOR ELECTION AS CLASS III DIRECTORS

               NAME AND AGE                          PRINCIPAL OCCUPATION AND DIRECTORSHIPS
               ------------                          --------------------------------------
Paula H. Cholmondeley.....................   Ms. Cholmondeley is a private consultant on Strategic
    Age 56                                   Planning. She served as the Vice President and General
                                             Manager of Specialty Products for Sappi Fine Paper, a
                                             subsidiary of Sappi Limited from April 2000 until
                                             January 2004, and prior to that from January 1998 until
                                             April 2000, she was a private consultant on Strategic
                                             Planning and Mergers and Acquisitions. From 1992 until
                                             January 1998, Ms. Cholmondeley held various management
                                             positions with Owens Corning, including General Manager
                                             of Residential Insulation. Ms. Cholmondeley served in
                                             the White House Fellows Organization as a Special
                                             Assistant to the U.S. Trade Representative for several
                                             countries in the Far East from 1982 to 1983. She has
                                             also held a number of significant positions with other
                                             companies including managerial positions with
                                             Westinghouse Elevator Company, and as Chief Financial
                                             Officer and Senior Vice President for Blue Cross of
                                             Greater Philadelphia. She serves on the Board of the
                                             Villanova Capital mutual fund, and the Graduate
                                             Executive Board of the Wharton School. Ms. Cholmondeley
                                             was appointed to the DENTSPLY Board of Directors in
                                             September 2001.

               NAME AND AGE                          PRINCIPAL OCCUPATION AND DIRECTORSHIPS
               ------------                          --------------------------------------
Michael J. Coleman........................   Mr. Coleman is the President of Cape Publications and
    Age 60                                   Publisher of FLORIDA TODAY, Melbourne, Florida. He has
                                             been President of the Gannett Co., Inc., South
                                             Newspaper Group since 1991. From July 1986 to May 1991,
                                             Mr. Coleman was President and Publisher of the Rockford
                                             (Illinois) Register Star. Mr. Coleman is a member of
                                             the National Newspaper Association and the American
                                             Society of Newspaper Editors. He is Chairman of Cool
                                             Media Consultants Co. of Florida and serves as a
                                             director of Ron Jon Surf Shops. Mr. Coleman has served
                                             as a director of the Company since the merger of
                                             DENTSPLY International Inc. ("Old DENTSPLY") and Gendex
                                             Corporation ("Gendex") on June 11, 1993 (the "Merger"),
                                             and prior thereto as a director of Gendex.

John C. Miles II..........................   Mr. Miles has served as Chairman of the Board since May
    Age 62                                   20, 1998. In January 2004, he retired from his position
                                             as Chief Executive Officer, a position which he held
                                             since January 1, 1996. Mr. Miles served as Vice
                                             Chairman of the Board since January 1, 1997. Prior to
                                             January 1, 1996, he had been President and Chief
                                             Operating Officer since the Merger, and served as
                                             President and Chief Operating Officer of Old DENTSPLY
                                             commencing January 1990. Mr. Miles has been a director
                                             of the Company since the Merger and was a director of
                                             Old DENTSPLY commencing January 1990. Mr. Miles is
                                             currently serving as a director of Respironics, Inc.,
                                             the American Dental Trade Association, and Inamed
                                             Corporation.

W. Keith Smith............................   Mr. Smith has been retired since December 31, 1998. He
  Age 69                                     served as Vice Chairman of Mellon Financial Corporation
                                             and Mellon Bank N.A. from July 1987 until December 31,
                                             1998. He also previously served as Chairman and Chief
                                             Executive Officer of The Boston Company and Boston Safe
                                             Deposit & Trust Company. In addition, from August 1994
                                             until January 1995, he served as Chief Operating
                                             Officer of The Dreyfus Corporation, and subsequent to
                                             January 1995 he served as Chairman of the Board of The
                                             Dreyfus Corporation as well as Chairman of Buck
                                             Consultants, Inc. He currently serves as a director of
                                             Invesmart Inc., PPL Corporation, Baytree Bancorp, Inc.
                                             and Baytree National Bank and Trust Company. Mr. Smith
                                             has served as a director of the Company since the
                                             Merger and prior thereto served as a director of Old
                                             DENTSPLY.

                   DIRECTORS CONTINUING AS CLASS I DIRECTORS

               NAME AND AGE                          PRINCIPAL OCCUPATION AND DIRECTORSHIPS
               ------------                          --------------------------------------
Dr. Michael C. Alfano.....................   Dr. Alfano has been the Dean and Professor of
    Age 56                                   Periodontics and Biological Sciences at the College of
                                             Dentistry, New York University since 1998. Beginning in
                                             1982 until 1998 he held a number of positions with
                                             Block Drug Company, including Senior Vice President for
                                             Research & Technology and President of Block
                                             Professional Dental Products Company. He served on the
                                             Board of Directors of Block Drug Company, Inc. from
                                             1988 to 1998. He serves as a member of or consultant to
                                             various public health organizations, including the
                                             Editorial Board of the American Journal of Dentistry
                                             since 1987, and has served on the Board of Overseers
                                             for the School of Dental Medicine at the University of
                                             Pennsylvania from 1992 to 2004. In addition, Dr. Alfano
                                             is a consultant to the Consumer Healthcare Product
                                             Association, and has been appointed as the industry
                                             representative to the Non-Prescription Drugs Advisory
                                             Committee of the FDA. He is a director and serves on
                                             the Executive Committee of the Friends of the National
                                             Institute for Dental and Craniofacial Research, and he
                                             is a founding director of the not-for-profit Santa Fe
                                             Group. Dr. Alfano was appointed to the DENTSPLY Board
                                             of Directors in February, 2001.

William F. Hecht..........................   Mr. Hecht is Chairman, President and Chief Executive
    Age 61                                   Officer of PPL Corporation, a diversified utility and
                                             energy services company. He was elected President and
                                             Chief Operating Officer in 1991 and has served in his
                                             present position since 1993. In addition to PPL
                                             Corporation, he serves on the Boards of PPL Electric
                                             Utilities Corporation and PPL Energy Supply, LLC,
                                             subsidiaries of PPL Corporation, and is a director of
                                             the Federal Reserve Bank of Philadelphia and
                                             RenaissanceRe Holdings Ltd. He also serves on the Board
                                             of a number of civic and charitable organizations. Mr.
                                             Hecht was appointed to the DENTSPLY Board of Directors
                                             in March 2001.

                   DIRECTORS CONTINUING AS CLASS II DIRECTORS

               NAME AND AGE                          PRINCIPAL OCCUPATION AND DIRECTORSHIPS
               ------------                          --------------------------------------
Leslie A. Jones...........................   Mr. Jones served as Chairman of the Board of the
    Age 64                                   Company from May 1996 to May 1998. From January 1991 to
                                             January 1992, he was a Senior Vice President and
                                             Special Assistant to the President of Old DENTSPLY.
                                             Prior to that time, Mr. Jones served as Old DENTSPLY's
                                             Senior Vice President of North American Operations. Mr.
                                             Jones has served as a director of the Company since the
                                             Merger and prior thereto served as a director of Old
                                             DENTSPLY.

               NAME AND AGE                          PRINCIPAL OCCUPATION AND DIRECTORSHIPS
               ------------                          --------------------------------------
Gary K. Kunkle, Jr........................   Mr. Kunkle was appointed as Vice Chairman of the Board
    Age 57                                   and Chief Executive Officer of DENTSPLY in January
                                             2004. Prior to that, he had been the President and
                                             Chief Operating Officer of the Company since January
                                             1997. From January 1992 to January 1997, he served as
                                             President of Johnson & Johnson's Vistakon division. Mr.
                                             Kunkle chaired the Marketing Data Committee for the
                                             American Dental Trade Association until December 2003
                                             and joined the Board of Directors of The Perrigo
                                             Company in October 2002. He was appointed to the
                                             DENTSPLY Board of Directors in March 2002.

Betty Jane Scheihing......................   Ms. Scheihing is a Senior Vice President of Arrow
    Age 55                                   Electronics, Inc. Ms. Scheihing was appointed to the
                                             Office of the President at Arrow Electronics in 1997.
                                             She was named Senior Vice President, Worldwide
                                             Operations in 1996. Prior to that, she worked since
                                             1967 at Arrow Electronics in a number of operational
                                             and management positions. She serves on the Boards of
                                             The ServiceMaster Company, the Billy Graham
                                             Evangelistic Association and her alma mater, the
                                             Philadelphia Biblical University. Ms. Scheihing was
                                             appointed to the DENTSPLY Board of Directors in August
                                             2001.

Edgar H. Schollmaier......................   Mr. Schollmaier held the position of President of Alcon
    Age 70                                   Laboratories, Inc. of Fort Worth, Texas, a wholly-owned
                                             Subsidiary of Nestle S.A., from 1972 to 1997. He was
                                             Alcon's Chief Executive for the last twenty years of
                                             that term. He also serves as a director of Incara
                                             Pharmaceuticals Corporation, and is a trustee of Texas
                                             Christian University. Mr. Schollmaier has served as a
                                             director of the Company since June 1996.

VOTES REQUIRED

     The Class III directors will be elected by a plurality of the votes of shares present and entitled to vote. Accordingly, the four nominees for election as directors who receive the highest number of votes actually cast will be elected. Broker non-votes will be treated as shares that neither are capable of being voted nor have been voted and, accordingly, will have no effect on the outcome of the election of directors.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE NOMINEES FOR
                        ELECTION AS CLASS III DIRECTORS.

BOARD OF DIRECTORS AND COMMITTEES

     The Company's Board of Directors held seven meetings during 2003, two of which were telephone meetings. The Board of Directors has determined that the following directors are "independent" under the listing standards of The Nasdaq Stock Market, Inc. (the "Listing Standards"): Michael C. Alfano, Paula H. Cholmondeley, Michael J. Coleman, William F. Hecht, Leslie A. Jones, Betty Jane Scheihing, Edgar H. Schollmaier, and W. Keith Smith. The Board has an Executive Committee, an Audit and Information Technology Committee ("Audit Committee"), a Board Governance Committee and a Human Resources Committee. No directors attended fewer than 75% of the total number of meetings of the Board and the meetings of any committee of the Board on which a director served during the period in which the director served on the Board and such committee during the year ended December 31, 2003. The current composition and activities of the Committees are described below.

  EXECUTIVE COMMITTEE

     The Executive Committee acts for the Board and provides guidance to the executive officers of the Company between meetings of the Board. The members of the Executive Committee are Messrs. Miles (Chairman), Jones, and Smith. Mr. Borgelt served on the committee until his retirement in May 2003 when Mr. Smith was appointed to the Committee. The Executive Committee held no meetings during 2003.

  AUDIT COMMITTEE

     The Audit Committee is responsible for selecting and retaining the independent accountants, setting the independent accountants' compensation, pre-approving all auditing and permitted non-audit services by the independent accountants, reviewing with the independent accountants the scope and results of the audit, reviewing the adequacy and effectiveness of the Company's system of internal control and performing the other duties set forth in the Audit Committee Charter (a copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix A).

     The members of the Audit Committee are Messrs. Schollmaier (Chairman), Hecht, and Jones and Ms. Cholmondeley, all of whom are independent as defined in the Listing Standards. The Board has determined that Mr. Schollmaier is an Audit Committee Financial Expert under the rules and regulations of the Securities and Exchange Commission. The Audit Committee held ten meetings during 2003, four of which were telephone meetings.

  GOVERNANCE COMMITTEE

     The Board Governance Committee is responsible for identifying and recommending individuals as nominees to serve on the Board, reviewing and recommending Board policies and governance practices and appraising the performance of the Board and performing the other duties set forth in the Board Governance Committee Charter (a copy of the Governance Committee Charter is attached to this Proxy Statement as Appendix B). The members of the Governance Committee are Messrs. Jones (Chairman) and Smith and Dr. Alfano, all of whom are independent as defined in the Listing Standards.

     It is the policy of the Governance Committee to consider any Board of Director candidates which are recommended and submitted by security holders in accordance with the Company's by-laws (see Stockholder Proposals for Proxy Statement and Nominations in this Proxy Statement). The Governance Committee's policy is to evaluate any such proposed candidates under the criteria utilized by the Governance Committee to evaluate all potential nominees, including, at a minimum, the following attributes:

     - the proven ability and experience to bring informed, thoughtful and well-considered opinions to corporate management and the Board;

     - the competence, maturity and integrity to monitor and evaluate the Company's management, performance and policies;

     - the willingness and ability to devote the necessary time and effort required for service on the Board;

     - the capacity to provide additional strength, diversity of view and new perceptions to the Board and its activities;

     - the necessary measure of self-confidence and articulateness to ensure ease of participation in Board discussion; and

     - who hold or have held a senior position with a significant business Corporation or a position of senior leadership in an educational, medical, religious, or other non-profit institution or foundation of significance.

     When the Governance Committee engages in a process to identify Director candidates, other than Directors standing for re-election, the Governance Committee will poll the existing Directors for recommendations and sometimes utilizes the service of a search firm to identify potential candidates. All potential candidates are screened relative to their qualifications and go through an interview process with the Governance Committee and, if desired, by other members of the Board. When the Governance Committee uses a search firm, a fee is paid for such services. The Board Governance Committee held one meeting during 2003.

  HUMAN RESOURCES COMMITTEE

     The Human Resources Committee is responsible for evaluating and administering compensation levels for all officers of the Company, reviewing and evaluating employee compensation generally, and employee benefit plans and other activities as set forth in the Human Resources Committee Charter (a copy of the Human Resources Committee Charter is attached to this Proxy Statement as Appendix C). Its current members are Messrs. Coleman (Chairman), Alfano, and Smith, and Ms. Scheihing, all of whom are independent as defined in the Listing Standards. Mr. Borgelt served on the committee until his retirement in May 2003. The Human Resources Committee met five times during 2003, two of which were telephone meetings.

  ATTENDANCE AT ANNUAL MEETINGS

     The Company has no policy regarding the attendance of Board members at the Company's Annual Shareholders Meeting. In 2003, all Board members attended the Annual Meeting of Shareholders, except Ms. Cholmondeley and Ms. Scheihing.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Audit Committee appointed PricewaterhouseCoopers LLP ("PwC"), independent accountants, as accountants to audit the financial statements of the Company for the year ending December 31, 2004.

     In connection with the audit of the Company's financial statements, it is expected that PwC will also audit the books and accounts of certain subsidiaries of the Company at the close of their current fiscal years. A representative of PwC will be present at the Annual Meeting and will have the opportunity to make a statement, if such person desires to do so, and to respond to appropriate questions.

     The proposal to ratify the appointment of PwC will be approved by the stockholders if it receives the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. If there is an abstention noted on the proxy card for this proposal, the abstention will have the effect of a vote against the proposal even though the shares represented thereby will not be counted as having been voted for or against the proposal. Broker non-votes will be treated as shares not capable of being voted on the proposal and, accordingly, will have no effect on the outcome of voting on the proposal.

THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR RATIFICATION
                                OF THE SELECTION
               OF PWC AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

     The following table sets forth the compensation earned by the Company's chief executive officer and the four other highest-paid executive officers of the Company whose salary and bonus for the year ended December 31, 2003 were in excess of $100,000 (collectively, the "named executive officers") for each of the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                      ANNUAL COMPENSATION                         LONG-TERM COMPENSATION
                            ---------------------------------------   ----------------------------------------------
                                                                             AWARDS                  PAYOUTS
                                                                      ---------------------   ----------------------
                                                          OTHER       RESTRICTED
                                                          ANNUAL        STOCK      OPTIONS/    LTIP      ALL OTHER
         NAME AND                  SALARY     BONUS    COMPENSATION    AWARD(S)      SARS     PAYOUTS   COMPENSATION
    PRINCIPAL POSITION      YEAR     ($)       ($)         ($)           ($)         (#)        ($)         ($)
    ------------------      ----   -------   -------   ------------   ----------   --------   -------   ------------
John C. Miles II..........  2003   740,000   606,200       --            --             --      --      192,694 (2)
  Chairman of the Board     2002   700,000   678,700       --            --        211,550      --      159,728 (2)
  and Chief Executive       2001   650,000   639,600       --            --        225,000      --      137,474 (2)
  Officer (1)

Gerald K. Kunkle, Jr. ....  2003   512,000   340,800       --            --        198,300      --       92,971 (2)
  President and Chief       2002   460,000   362,400       --            --        106,400      --       75,451 (2)
  Operating Officer (3)     2001   427,800   336,700       --            --        123,600      --       52,634 (2)

Thomas L. Whiting.........  2003   370,000   213,900       --            --         97,400      --       63,168 (2)
  Executive Vice President  2002   325,000   235,200       --            --         65,500      --       48,771 (2)
  (4)                       2001   290,500   220,100       --            --         39,150      --       37,119 (2)

Rudolph Lehner............  2003   384,733   276,331       --            --         29,800      --       70,629 (6)
  Senior Vice President     2002   310,283   230,868       --            --         34,500      --       41,766 (6)
  (5)                       2001    58,045    96,741       --            --         39,150      --        1,453 (6)

Bret W. Wise..............  2003   325,000   183,000       --            --         29,800      --       52,074 (2)
  Senior Vice President     2002    25,025   250,000       --            --         54,500      --        2,942 (2)
  and Chief Financial       2001        --        --       --            --             --      --           --
  Officer (7)

(1) Mr. Miles retired as Chief Executive Officer effective January 1, 2004. He remains Chairman of the Board.

(2) Consists of amounts contributed to The DENTSPLY International Inc. Employee Stock Ownership Plan (the "Company ESOP") and allocations to the Company's Supplemental Executive Retirement Plan ("SERP"). Under the Internal Revenue Code (the "Code"), the maximum amount that can be contributed annually to the Company ESOP in respect of any employee is generally an amount equal to the lesser of $30,000 or 25% of such employee's covered compensation. Employee interests in the Company ESOP and SERP are subject to vesting in accordance with the respective plans.

(3) Mr. Kunkle has been appointed Vice Chairman of the Board and Chief Executive Officer effective January 1, 2004.

(4) Mr. Whiting has been appointed President and Chief Operating Officer effective January 1, 2004.

(5) Mr. Lehner has been an employee of the Company since October 1, 2001. His compensation is paid in Euros. The exchange rates used to determine the U.S. dollar equivalents for 2003, 2002 and 2001 were 1.2532, 1.0494 and 0.8834, respectively.

(6) 2003 and 2002 includes allocations to the Company's SERP. 2003, 2002 and 2001 include compensation for the tax effect of a company car which is treated as a benefit in kind.

(7) Mr. Wise has been an employee of the Company since December 1, 2002.

     The following table sets forth certain information with respect to grants of options during the year ended December 31, 2003 and their potential realizable values.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                             INDIVIDUAL GRANTS
                                    -------------------------------------------------------------------
                                                   % OF TOTAL
                                                    OPTIONS
                                                   GRANTED TO    EXERCISE                  GRANT DATE
                                      OPTIONS     EMPLOYEES IN     PRICE     EXPIRATION      PRESENT
               NAME                 GRANTED (#)   FISCAL YEAR    ($/SHARE)      DATE        VALUE ($)
               ----                 -----------   ------------   ---------   ----------   -------------
John C. Miles II..................         --           --            --             --          -- (1)
Gerald K. Kunkle, Jr. ............    198,300        13.83        44.280     12/15/2013   2,983,047 (2)
Thomas L. Whiting.................     97,400         6.79        44.280     12/15/2013   1,465,198 (2)
Rudolf Lehner.....................     29,800         2.08        44.280     12/15/2013     448,284 (2)
Bret W. Wise......................     29,800         2.08        44.280     12/15/2013     448,284 (2)

(1) Mr. Miles retired as Chief Executive Officer effective January 1, 2004. He remains Chairman of the Board.

(2) Determined using the Black-Scholes option-pricing model with the following assumptions: expected dividend yield 0.47%, risk-free interest rate 3.39%, expected volatility 31%, and expected life 5.5 years.

     The following table sets forth certain information with respect to the exercise of options during the year ended December 31, 2003 and the value of options held at that date.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                              NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                                 OPTIONS HELD AT           IN-THE-MONEY OPTIONS AT
                                                                 FISCAL YEAR-END           FISCAL YEAR-END ($)(1)
                          SHARES ACQUIRED      VALUE       ---------------------------   ---------------------------
          NAME            ON EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----            ---------------   ------------   -----------   -------------   -----------   -------------
John C. Miles II........      43,700          907,168       1,066,967       216,033      25,479,907      2,259,394
Gerald K. Kunkle,
  Jr. ..................          --               --         533,217       310,433      12,245,302      1,334,938
Thomas L. Whiting.......      21,600          474,265         280,584       154,116       6,939,771        627,447
Rudolf Lehner...........          --               --          37,600        65,850         459,700        397,822
Bret W. Wise............          --               --          18,167        66,133         148,969        324,453

(1) Represents the difference between the last reported sale price of the Common Stock as reported on the NASDAQ National Market on December 31, 2003 ($45.17) and the exercise price of the options, multiplied by the number of shares of Common Stock issuable upon exercise of the options.

EMPLOYMENT AGREEMENTS

     The Company is party to employment agreements with all of the named executive officers. Each of these employment agreements provides that, upon termination of such individual's employment with the Company as a result of the employee's death, the Company is obligated to pay the employee's estate the then current base compensation of the employee for a period of one year following the date of the employee's death, together with the employee's pro rata share of any incentive or bonus payments for the period prior to the employee's death in the year of such death. Each of the employment agreements also provides that, in the event that the employee's employment is terminated by the Company (without "cause," as defined in the employment agreements) or by the employee with "good reason" (as described in the employment agreements), (i) the Company will be obligated to pay the employee for a period of two years subsequent to termination of employment at the rate paid to the employee during the prior 12 month period, and (ii) the employee will be entitled to receive the benefits that would have been accrued by him during the two year period following termination of employment under employee benefit plans, programs or other arrangements of the Company or any of its affiliates in which the employee participated before the termination of his employment. In the event that such termination of employment is made by the Company without cause or by the employee with good reason after a "change in control" (as defined in the employment agreements), the employee may require the Company to pay to the employee, within five days after the employee's request for such payment, the present value of the amounts that would have been payable to him under the employment agreement during the two year period following such termination of employment.

     The Company has also entered into employment agreements with certain other members of senior management having terms substantially similar to those described above.

COMPENSATION OF DIRECTORS

     Members of the Board of Directors who are not employees of the Company ("Outside Directors") received an annual fee in 2003 of $30,000 ($34,000 for Outside Directors who are chairpersons of any committee of the Board) and an additional fee of $1,000 for each Board and committee meeting attended in 2003. In 2004, these fees remain $30,000 and $34,000, respectively. Mr. Miles will receive an annual fee of $66,667 in 2004 for service as Chairman of the Board. Each Outside Director elected since 1993 received a non-discretionary grant of options at the time of such Outside Director's election to purchase 9,000 shares of Common Stock. Each Outside Director will automatically receive an additional grant of 9,000 options on every third anniversary of the date of the initial grant of options to such Outside Director. Directors are reimbursed for travel and other expenses relating to attendance at Board and Committee meetings.

     Effective January 1, 1997, the Company established a Directors' Deferred Compensation Plan (the "Deferred Plan"). The Deferred Plan permits Outside Directors to elect to defer receipt of directors fees or other compensation for their services as directors. Outside Directors can elect to have their deferred payments administered as a cash with interest account or a stock unit account. Distributions to a Director under the Deferred Plan will not be made to any Outside Director until the Outside Director ceases to be a Board member.

HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the current members of the Human Resources Committee has ever been an officer or employee of DENTSPLY. None of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Human Resources Committee.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of March 1, 2004 held by (i) each person who is known by the Company to have been the beneficial owner of more than five percent of the Company's Common Stock on such date, (ii) each director and nominee for director, (iii) the Company's chief executive officer and the other named executive officers, and (iv) all directors and executive officers of the Company as a group (based on 80,239,253 shares of Common Stock outstanding as of such date).

                                                                    SHARES OWNED
                                                                    BENEFICIALLY
               DIRECTORS, EXECUTIVE OFFICERS                  ------------------------
               AND FIVE PERCENT STOCKHOLDERS                     NUMBER        PERCENT
               -----------------------------                  -------------    -------
FMR Corp....................................................  9,495,365  (1)    11.8
  82 Devonshire Street
  Boston, MA 02109
The DENTSPLY International Inc. ............................  6,990,388  (2)     8.7
  Employee Stock Ownership Plan Trust
  c/o T. Rowe Price
  P. O. Box 17349
  Baltimore, MD 21297-1349
John C. Miles II............................................    557,804  (3)       *
Gerald K. Kunkle, Jr. ......................................    571,454  (4)       *
Thomas L. Whiting...........................................    302,568  (5)       *
Rudolf Lehner...............................................     37,600  (6)       *
Bret W. Wise................................................     21,078  (7)       *
Dr. Michael C. Alfano.......................................      9,000  (8)       *
Paula H. Cholmondeley.......................................      8,555  (9)       *
Michael J. Coleman..........................................     30,135 (10)       *
William F. Hecht............................................      9,046 (11)       *
Leslie A. Jones.............................................    128,821 (12)       *
Betty Jane Scheihing........................................      9,884 (13)       *
Edgar H. Schollmaier........................................     64,294 (14)       *
W. Keith Smith..............................................     58,506 (15)       *
All directors and executive officers as a group (19
  persons)..................................................  2,508,573 (16)     3.1

* Less than 1%

 (1) Based on information contained in the Amended Schedule 13G filed by FMR Corp. on February 16, 2004.

 (2) Participants in the Company ESOP have the right to direct the trustee of the Company ESOP as to the voting of shares allocated to such participants' accounts on all matters submitted to a vote of the stockholders of the Company, including the election of directors. Unallocated shares and shares as to which no directions are received by the trustee of the Company ESOP are voted as directed by the Company ESOP Committee, which consists of certain employees of the Company. As of March 1, 2004, 6,909,280 of the shares held by the trust holding the assets of the Company ESOP were allocated to participant accounts and 81,108 shares remained unallocated. Each Company ESOP participant who is fully vested is entitled to receive a distribution of all of the shares of common stock allocated to his or her account as soon as practicable after such participant's employment with the Company terminates. In general, except for certain participants who are age 55 or older and have been participants in the Company ESOP for at least 10 years, or who have vested balances that exceed six times their previous year's salary, participants are not entitled to sell shares allocated to their accounts until their employment has terminated and the shares allocated to such participants' accounts are distributed to them.

 (3) Includes 56,709 shares allocated to the Company ESOP account of Mr. Miles and 436,550 shares which could be acquired pursuant to the exercise of options exercisable within 60 days of March 1, 2004.

 (4) Includes 5,800 shares allocated to the Company ESOP account of Mr. Kunkle, 7,500 shares held in Mr. Kunkle's individual retirement account, 533,217 shares which could be acquired pursuant to the exercise of options exercisable within 60 days of March 1, 2004 and 9,937 shares which could be acquired pursuant to the SERP upon retirement or termination from the Company.

 (5) Includes 46,419 shares allocated to the Company ESOP account of Mr. Whiting, 221,484 shares which could be acquired pursuant to exercise of options exercisable within 60 days of March 1, 2004 and 3,278 shares which could be acquired pursuant to the SERP upon retirement or termination from the Company.

 (6) Consists of 37,600 shares which could be acquired pursuant to exercise of options exercisable within 60 days of March 1, 2004.

 (7) Includes 250 shares held by Mr. Wise's spouse, 573 shares allocated to the Company ESOP account of Mr. Wise, 18,167 shares which could be acquired pursuant to the exercise of options exercisable within 60 days of March 1, 2004 and 88 shares which could be acquired pursuant to the SERP upon retirement or termination from the Company.

 (8) Consists of 9,000 shares which could be acquired pursuant to the exercise of options exercisable within 60 days of March 1, 2004.

 (9) Consists of 6,000 shares which could be acquired pursuant to the exercise of options exercisable within 60 days of March 1, 2004 and 2,555 shares which could be acquired pursuant to the Deferred Plan when Ms. Cholmondeley ceases to be a Board member.

(10) Includes 6,300 shares held by Mr. Coleman's spouse, 12,000 shares which could be acquired pursuant to exercise of options exercisable within 60 days of March 1, 2004 and 8,835 shares which could be acquired pursuant to the Deferred Plan when Mr. Coleman ceases to be a Board member.

(11) Consists of 6,000 shares which could be acquired pursuant to the exercise of options exercisable within 60 days of March 1, 2004 and 3,046 shares which could be acquired pursuant to the Deferred Plan when Mr. Hecht ceases to be a Board member.

(12) Includes 30,000 shares which could be acquired pursuant to exercise of stock options exercisable within 60 days of March 1, 2004 and 3,792 shares which could be acquired pursuant to the Deferred Plan when Mr. Jones ceases to be a Board member.

(13) Includes 6,000 shares which could be acquired pursuant to the exercise of options exercisable within 60 days of March 1, 2004 and 2,384 shares which could be acquired pursuant to the Deferred Plan when Ms. Scheihing ceases to be a Board member.

(14) Includes 7,500 shares owned by a Foundation of which Mr. Schollmaier is an officer, 21,000 shares which could be acquired pursuant to the exercise of options exercisable within 60 days of March 1, 2004 and 10,794 shares which could be acquired pursuant to the Deferred Plan when Mr. Schollmaier ceases to be a Board member.

(15) Includes 21,000 shares which could be acquired pursuant to exercise of stock options exercisable within 60 days of March 1, 2004 and 9,651 shares which could be acquired pursuant to the Deferred Plan when Mr. Smith ceases to be a Board member.

(16) Includes 15,550 shares held by or for the benefit of others, 7,500 shares held in individual retirement accounts, 1,214 shares held in 401(k) accounts, 186,816 shares allocated to employees' ESOP accounts, 1,955,352 shares which could be acquired pursuant to the exercise of options exercisable within 60 days of March 1, 2004, 41,057 shares which could be acquired pursuant to the Deferred Plan when directors cease to be Board members and 28,269 shares which could be acquired pursuant to the SERP upon retirement or termination of executive officers from the Company.

     The Board of Directors established stock ownership guidelines effective March 2, 1999, to encourage accumulation and retention of Common Stock by executives of the Company, including the named executive officers. The guidelines are stated as a multiple of annual base salary as follows: three times annual base salary for the chief executive officer; two times annual base salary for the chief operating officer; one times annual base salary for senior vice presidents; .75 times base salary for vice presidents and other officers; and .50 times base salary for general managers. The recommended time period for reaching the guidelines is five years. Common

Stock allocated to officers in their Company ESOP account and individual retirement plans will be included but stock options will not be counted in determining ownership levels.

           HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Human Resources Committee is pleased to present its report on executive compensation. This report describes the components of the Company's executive officer compensation programs and the basis on which compensation determinations are made with respect to the executive officers of the Company.

COMPENSATION PHILOSOPHY

     It is the philosophy of the Company that a significant portion of executive compensation be directly linked to the Company's success in meeting profit, growth and corporate performance goals, as well as increases in stockholder value. The Human Resources Committee utilizes the following objectives as guidelines for compensation decisions:

     - Provide a competitive total compensation package that enables the Company to attract and retain key personnel.

     - Provide a broad-based compensation package that recognizes the contributions of all management personnel.

     - Provide variable compensation opportunities, primarily on an annual basis, that are directly linked to corporate performance goals.

     - Provide long-term compensation opportunities, through stock options, that align executive compensation with value received by stockholders.

     Section 162(m) of the Internal Revenue Code ("Code") disallows a Federal income tax deduction to publicly held companies for compensation paid to the chief executive officer and the other named executive officers, to the extent that compensation exceeds $1 million for such officer in any fiscal year. This limitation does not apply to compensation that is "performance based" in accordance with certain specific requirements. The Company's 1998 and 2002 stock option plans have been structured so that options granted under the plans qualify as "performance based compensation" and are exempt from the limitations on deduction. Compensation paid to the Company's chief executive officer for 2003 that was not "performance-based compensation" in accordance with Section 162(m) exceeded the $1 million limit. The Committee believes that the chief executive officer and the other named executive officers are being appropriately compensated in a manner that relates to performance and is in the long-term interests of the stockholders. The Committee is not taking action at this time to limit the Company's discretion to pay "non-performance based compensation" to the chief executive officer and the other named executive officers.

COMPENSATION PROGRAM COMPONENTS

     The Human Resources Committee periodically reviews the Company's compensation programs to ensure that pay levels and incentive opportunities are competitive and reflect the performance of the Company. In November 2002, the Committee retained Towers Perrin to study and report on the Company's executive compensation practices and to do competitive evaluations of the total compensation for fifteen of the Company's corporate officer and executive positions. The Human Resources Committee reviewed the findings of these studies and made its recommendations regarding compensation to the Board of Directors of the Company at meetings held in December 2002. The compensation program for executive officers is comprised of the following components: base salary, annual incentive compensation and stock options. Each of these components is summarized below.

     Base Salary. In December 2002, the Committee set Mr. Miles' and Mr. Kunkle's base salaries at $740,000 and $512,000, respectively. The base salaries of Messrs. Whiting, Lehner, and Wise were set by the Committee at $370,000, Euro 307,000, and $325,000, respectively.

     Among the factors that the Human Resources Committee considered in setting base salaries for executive officers were its interpretation of the Towers Perrin report regarding salary levels of executive officers of other manufacturing companies of similar size, and evaluation of the performance of the Company and the executive officers. While the Committee believes that it will be appropriate to attempt to maintain base salaries in line with perceived industry averages for comparable companies, the amount of any particular salary increase will also depend upon the individual's job performance. In addition to the Towers Perrin report, the chief executive officer's recommendations were taken into account in setting the base salaries of executive officers other than the chief executive officer.

     Annual Incentive Compensation. Annual bonuses represent payments for the achievement of short-term objectives and recognize both the overall performance of the Company and individual performance in a given year. In December 2002, the Human Resources Committee approved a bonus program for senior executives in 2003.

     Under this bonus program, during 2003, certain target award opportunities were established for the Company's chief executive officer ("CEO"), president and chief operating officer ("COO"), senior vice presidents and other management employees. For the CEO, COO and the chief financial officer ("CFO"), the target consisted of the budgeted level of corporate net income. For the executive and senior vice presidents other than the CFO, the targets consisted of: (i) the budgeted level of corporate net income; and (ii) the budgeted operating income level of the business group applicable to each such executive and senior vice president. For Mr. Miles and Mr. Kunkle, the bonus award for 100% of targeted performance was set at 80% and 65%, respectively, of their base salaries. For Mr. Whiting the bonus award for 100% of targeted performance was set at 60% of his base salary, while for Messrs. Lehner and Wise, the bonus awards for 100% of targeted performance were set at 55% of their respective base salaries. Messrs. Miles, Kunkle, Whiting, Lehner, and Wise exceeded targeted performance and received bonus awards for 2003 of 81.9%, 66.6%, 57.8%, 71.8%, and 56.3%, respectively, of their base salaries.

     The named executive officers also participate in the Supplemental Executive Retirement Plan ("SERP"). The SERP is an unfunded "top-hat" plan for the purposes of providing additional retirement benefits for highly compensated employees of the Company to make the Company's executive retirement benefits more competitive and to make up for contributions that would otherwise have been made for such executives under the terms of the Company's ESOP plan if it were not for the limitations imposed by the Code.

STOCK OPTIONS

     The Company's stock option plans are intended to motivate key employees to put forth maximum efforts toward the continued growth, profitability and success of the Company by providing incentives through the ownership and performance of the Company's Common Stock. The plans are designed to provide benefits to key management only to the extent that stockholders enjoy increases in value.

     In 2003, 506,400 stock options were granted to the Company's executive officers under the 1998 and 2002 stock option plans. The Stock Option Subcommittee of the Human Resources Committee considered the respective stock and option holdings of the executive officers of the Company in comparison with stock and option holdings of executive management of companies of similar size and growth records, based upon the information set forth in the Towers Perrin report, and made option awards during 2003 that were consistent with the compensation philosophy of the Human Resources Committee, as described above, and that were intended to be competitive with industry averages for comparable companies.

     The subcommittee did not grant any awards to Mr. Miles, the Company's Chief Executive Officer, in 2003 in recognition of his retirement at the end of 2003. In recognition of Mr. Kunkle's increased responsibilities as Chief Executive Officer for 2004, the subcommittee awarded Mr. Kunkle an award of 198,300 options. The subcommittee compared Mr. Kunkle's base salary, bonus and past stock option grants to the compensation practices of corporations with revenues of $1-2 billion in Towers Perrin's Executive Compensation Data Base. The grant made to Mr. Kunkle placed a greater emphasis on the long term portion of his total direct compensation (direct compensation is comprised of base salary, annual bonus and the Black Scholes value of DENTSPLY option grants) while still positioning his total direct compensation between the 50th and 75th percentiles of competitive practice.

                           HUMAN RESOURCES COMMITTEE

MICHAEL J. COLEMAN    MICHAEL C. ALFANO    BETTY JANE SCHEIHING   W. KEITH SMITH

                           AUDIT COMMITTEE DISCLOSURE

AUDIT COMMITTEE REPORT

     The Audit Committee consists of four directors, all of whom are independent as defined by the Listing Standards. In addition, Mr. Schollmaier has been designated as "audit committee financial expert" under applicable rules and regulations of the Securities and Exchange Commission. The Audit Committee operates under a written charter adopted by the Board of Directors. This charter is reviewed at least annually by the Committee and the Board and amended as determined appropriate (a copy of this charter is attached to this Proxy Statement as Appendix A).

     The Audit Committee reviews the Company's financial reporting process on behalf of the Board. In addition, the Committee approves and retains the Company's independent accountants.

     Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an audit of the Company's financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to oversee these processes.

     In this context, the Committee has met and held discussions with management and PwC, the Company's independent accountants. Management represented to the Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the audited financial statements with management and PwC. The Committee discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     In addition, the Committee has discussed with PwC the accountants' independence from the Company and its management and has received the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as it has been modified or supplemented.

     The Committee discussed with PwC the overall scope and plans for their audits. The Committee meets with PwC, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

     Based upon the Committee's discussions with management and PwC and the Committee's review of the representations of management and the report of PwC to the Committee, the Committee recommended that the Board include the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

                   AUDIT AND INFORMATION TECHNOLOGY COMMITTEE

EDGAR H. SCHOLLMAIER   PAULA H. CHOLMONDELEY   WILLIAM F. HECHT  LESLIE A. JONES

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     Aggregate fees for professional services rendered for the Company by PwC for the years ended December 31, 2003 and 2002 were as follows:

                                                          2003         2002
                                                       ----------   ----------
Audit................................................  $1,544,715   $1,088,654
Audit related........................................     165,058       84,573
Tax..................................................     265,305      279,079
Other................................................     188,272      235,334
                                                       ----------   ----------
                                                       $2,163,350   $1,687,640
                                                       ==========   ==========

          The audit fees for the years ended December 31, 2003 and 2002, respectively, were for professional services rendered for each of the indicated fiscal years in connection with the audit of the Company's consolidated financial statements included in Form 10-K and review of financial statements included in Form 10-Qs, or for services that are normally provided by the accountants in connection with statutory and regulatory filings or engagements.

          The audit related fees for the years ended December 31, 2003 and 2002, respectively, were for assurance and related services that are reasonably related to the performance of the audit or review of the Company's Financial Statements. Such services included Sarbanes-Oxley Act readiness planning, audits of employee benefit plans, due diligence for acquisitions and assistance in applying financial accounting and reporting standards in each of the indicated fiscal years.

          Tax fees for the years ended December 31, 2003 and 2002, respectively, were for services related to tax compliance, tax advice, and tax planning in each of the indicated fiscal years.

          Other fees for the years ended December 31, 2003 and 2002 primarily included fees related to actuarial services in each of the indicated fiscal years.

          The Audit Committee reviews summaries of the services provided by PwC and the related fees and has considered whether the provision of non-audit services is compatible with maintaining the independence of PwC.

          The Audit Committee has adopted procedures for pre-approval of services provided by PwC. Under these procedures, all services to be provided by PwC must be pre-approved by the Audit Committee, or can be pre-approved by the Chairman of the Audit Committee subject to ratification by the Committee at its next meeting. Management makes a presentation to the Committee (or the Chairman of the Committee, as applicable) describing the types of services to be performed and the projected budget for such services. Following this presentation, the Committee advises Management of the services that are approved and the projected level of expenditure for such services.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

     The following graph shows the cumulative total stockholder return on the Company's Common Stock over the last five fiscal years as compared to the returns of the NASDAQ U.S. Index and the Standard & Poor Health Care Composite Index. The graph assumes that $100 was invested on December 31, 1998 in the Company's Common Stock and in the NASDAQ U.S. Index and the Standard & Poor Health Care Composite Index and assumes reinvestment of dividends.

                                Comparison Table

-----------------------------------------------------------------------------------------------------------
Year Ended December 31,                       1998       1999       2000       2001       2002       2003
-----------------------------------------------------------------------------------------------------------
 DENTSPLY International Inc.                   100       92.62     154.58     199.59     222.94     272.01
 S&P Health Care Composite Index               100       89.34     122.44     107.81      87.52     100.69
 NASDAQ U.S. Index                             100      185.43     111.83      88.76      61.37      91.75

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under federal securities laws, the Company's directors, certain officers, and persons holding more than 10% of the Common Stock of the Company are required to report, within specified due dates, their initial ownership and any subsequent changes in ownership of the Company's securities to the Securities and Exchange Commission. The required reporting periods were significantly reduced in August 2002 for most reports to two business days. The Company is required to describe in this proxy statement whether it has knowledge that any person required to file such report may have failed to do so in a timely manner. Based upon reports furnished to the Company and written representations and information provided to the Company by the persons, the Company believes that during fiscal 2003, all such persons complied with all applicable filing requirements, except that, in connection with the grant of stock options in December 2003, one late report was filed for each of the following persons:
Messrs. Brian M. Addison, Christopher T. Clark, William R. Jellison, Gary K. Kunkle, Jr., Rudolf Lehner, James G. Mosch, J. Henrik Roos, Timothy S. Warady,
W. William Weston, Thomas L. Whiting and Bret W. Wise.

                            PROXY DELIVERY STATEMENT

     As permitted by law, one copy of the Company's Proxy Statement and Annual Report may be delivered to stockholders residing at the same address, unless such stockholders have notified the Company of their desire to receive multiple copies of the Proxy Statement and Annual Report. We believe this "Householding" approach will provide greater convenience for our stockholders, as well as cost savings for us by reducing the number of duplicate documents that are sent to the same address.

     The Company will promptly deliver, upon oral or written request, a separate copy of the Proxy Statement and Annual Report to any stockholders residing at an address to which only one copy was delivered. Requests for additional copies should be directed to ADP, either by calling toll-free (800) 542-1061, or by writing to ADP, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

     Stockholders residing at the same address and currently receiving multiple copies of the Proxy Statement may also contact ADP, as noted above, to request that only a single copy of such document be mailed in the future.

     We strongly encourage your participation in the Householding program, and believe that it will benefit both you and the Company. Not only will it reduce the volume of duplicate information that you receive in your household, but it will also reduce our printing and mailing costs.

                      STOCKHOLDER COMMUNICATIONS STATEMENT

     The Board of Directors has no specific formal process for security holders to send communications to the Board of Directors. The Board does not believe a specific process is necessary in the event security holders wish to direct communications to a Board member. All Board members, including their Committee assignments, are identified each year in the Company's Proxy Statement. Communications which are intended for Board members can be sent to the Company for delivery to individual Board members. All mail received will be opened and screened for security purposes and mail determined to be appropriate and within the purview of the Board will be delivered to the respective Board member to which the communication is addressed. Mail addressed to "Outside Directors" or "Non-Management Directors" will be forwarded or delivered to the Chairman of the Board Governance Committee. Mail addressed to the "Board of Directors" will be forwarded or delivered to the Chairman of the Board.

           STOCKHOLDER PROPOSALS FOR PROXY STATEMENT AND NOMINATIONS

     Stockholder proposals that are intended to be presented at the Company's Annual Meeting of Stockholders to be held in 2005 must be received by the Company no later than December 10, 2004, and must otherwise comply with Rule 14a-8, in order to be included in the proxy statement and proxy relating to that meeting.

     The Company's by-laws provide that advance notice of stockholder-proposed business to be brought before an Annual Meeting of Stockholders must be given to the secretary of the Company not less than 60 days in advance of the date of the mailing of materials regarding the prior year's Annual Meeting, which mailing date is identified on the Chairman's letter at the front of this proxy statement. To propose business for an Annual Meeting, a stockholder must specify in writing the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, the proposing stockholder's name and address, the class and number of shares beneficially owned by the stockholder, and any material interest of the stockholder in such business. In order to be brought before the 2005 Annual Meeting, stockholders must notify the Company in writing, in accordance with the procedures set forth above, of any stockholder-proposed business no later than February 8, 2005.

     The Company's by-laws also provide that a stockholder may request that persons be nominated for election as directors by submitting such request, together with the written consent of the persons proposed to be nominated, to the secretary of the Company not less than 60 days prior to the date of the Annual Meeting. To be in proper form, the nominating stockholder must set forth in writing, as to each proposed nominee, the nominee's age, business address, residence address, principal occupation or employment, number of shares of Common

Stock of the Company beneficially owned by such person and such other information related to such person as is required to be disclosed by applicable law, and, as to the stockholder submitting the request, such stockholder's name and address as they appear on the Company's books and the number of shares of Common Stock of the Company owned beneficially by such person.

                                   FORM 10-K

     STOCKHOLDERS MAY OBTAIN AN ADDITIONAL COPY (WITHOUT EXHIBITS) OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2003 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WITHOUT CHARGE BY WRITING TO:
INVESTOR RELATIONS DEPARTMENT, DENTSPLY INTERNATIONAL INC., SUSQUEHANNA COMMERCE CENTER, 221 WEST PHILADELPHIA STREET, YORK, PENNSYLVANIA 17405-0872.

                                 OTHER MATTERS

     The Board of Directors knows of no matters which are to be brought before the Annual Meeting other than those set forth in the accompanying Notice of Annual Meeting of Stockholders. If any other matters properly come before the Annual Meeting, the person named in the enclosed proxy card, or his duly appointed substitute acting at the Annual Meeting, will be authorized to vote or otherwise act thereon in accordance with his judgment on such matters.

                                   APPENDIX A

                          DENTSPLY INTERNATIONAL INC.
                    AUDIT & INFORMATION TECHNOLOGY COMMITTEE
                                    CHARTER

I. PURPOSE

The primary function of the Audit & Information Technology Committee ("Committee") is to assist the Board of Directors ("Board") in fulfilling its oversight responsibilities related to corporate accounting, financial reporting practices, quality and integrity of financial reports as well as legal compliance, business ethics and review of information technology matters. It shall be the policy of the Committee to maintain free and open communication between the Board, the independent accountants, the internal auditors and the management of the company.

II. ORGANIZATION

1. MEMBERS -- The Committee shall be composed of directors who are independent, as defined by the Securities and Exchange Commission and NASDAQ, of the management of the Company and are free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgement as a committee member. Committee members shall be nominated by the Board, and the Committee shall be composed of not less than three independent Directors who meet the NASDAQ requirements regarding financial knowledge, experience and expertise.

2. MEETINGS -- The Committee will meet on a regular basis and special meetings will be called as circumstances require. The Committee will meet privately from time to time with representatives of the Company's independent accountants, the internal auditor and management. Written minutes will be kept for all meetings.

3. FUNDING -- The Committee shall receive sufficient funding to carry out its functions, including the hiring of outside advisors as deemed appropriate by the Committee.

III. FUNCTIONS

1. INDEPENDENT ACCOUNTANTS -- The Committee shall have responsibility for the appointment, compensation, retention and oversight of the independent accountants. These responsibilities shall include, but not be limited to, the following: (a) Advise the Board annually of the firm retained by the Committee to be the Company's independent accountants; (b) Instruct the independent accountants that they are ultimately responsible to the Board and the Committee; (c) Receive from the independent accountants a formal written statement delineating all relationships between the independent accountants and the Company, confirming their objectivity and independence, including in regard to scope of services; and (d) Receive direct reports from the independent accountants regarding their audit activities and findings.

2. AUDIT PLANS & RESULTS -- Review and approve the plans, scope, fees and results for the annual audit and the internal audits with the independent accountants and the internal auditors. Inquire of management and the independent accountants if any significant financial reporting issues arose during the current audit and, if so, how they were resolved. Discuss and resolve any significant issues raised by the independent accountants in their Letter of Recommendations to Management regarding internal control weaknesses and process improvements. Review the extent of all services and fees to be performed for the Company by its independent accountants and approve all engagements of the independent accountants for services, including specifically all non-audit related services. The approval of non-audit services may be provided by the Chair of the Committee, provided that such approval shall be reviewed at the next immediate meeting of the Committee and subject to ratification by the Committee.

3. ACCOUNTING PRINCIPLES AND DISCLOSURES -- Review significant developments in accounting rules and recommended changes in the Company's methods of accounting or financial statements. The Committee also shall review with the independent accountants the quality and acceptability of the application of the Company's accounting principles to the Company's financial reporting, including any significant proposed changes in accounting principles and financial statements.

4. INTERNAL ACCOUNTING CONTROLS -- Consult with the independent accountants regarding the adequacy of internal accounting controls. Inquire as to the adequacy of the Company's accounting, financial, and auditing personnel resources. As appropriate, consultation with the independent accountants regarding internal controls should be conducted out of management's presence.

5. INTERNAL CONTROL SYSTEMS -- Review with management and internal auditors the Company's internal control systems intended to ensure the reliability of financial reporting and compliance with applicable codes of conduct, laws, and regulations. Reports on internal audit projects with management responses shall be available for Committee review. Special presentations may be requested of Company personnel responsible for such areas as legal, human resources, information technology, environmental, risk management, tax compliance and others as considered appropriate.

6. INFORMATION TECHNOLOGY -- Review information technology plans with respect to corporate goals, industry trends, and competitive advantages. Review and assess the security of computer systems and applications and contingency plans for computer system breakdowns, particularly with respect to the processing of financial information.

7. COMPLAINT HANDLING -- Review and approve the procedures established for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters.

8. OUTSIDE ADVISORS -- The Committee shall directly engage independent advisors when deemed appropriate by the Committee.

In carrying out its responsibilities, the Committee shall remain flexible in its policies and procedures in order that it can best react to changing conditions and environment and to assure to the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

                                   APPENDIX B

                          DENTSPLY INTERNATIONAL INC.
                       BOARD GOVERNANCE COMMITTEE CHARTER

I. PURPOSE

The primary function of the Board Governance Committee is to assist the Board of Directors of the Company (the "Board") in the establishment of criteria for the selection and nomination of Board members and to establish policies and procedures for the governance of the Company and the Board. The Committee shall report to the Board on matters relating to the activities of the Committee.

II. ORGANIZATION

A. MEMBERS. The Committee shall consist of directors who are independent, as defined by NASDAQ and SEC rules, and are free from any relationship with the Company or management of the Company that, in the opinion of the Board as evidenced by its election of such Committee members, would interfere with the exercise of independent judgment as a Committee member.

B. MEETINGS. The Committee will meet as often as necessary to carry out its responsibilities. Meetings may be called by the Chairman of the Committee and/or management of the Company. Written minutes of each meeting shall be duly filed in the Company records. Reports of meetings of the Committee shall be made to the Board accompanied by any recommendations to the Board for matters that the Committee determines requires approval of the Board.

III. FUNCTIONS

The Board Governance Committee shall have the following specific responsibilities:

     - Review the qualifications of and recommend to the Board (i) those persons to be nominated for membership on the Board who shall be submitted to the shareowners for election at each Annual Meeting of Shareowners and (ii) the nominees for directors to be elected by the Board to fill vacancies and newly created directorships;

     - Establish criteria for membership on the Board of Directors and its Committees, such as depth of experience, business interest and experience, required expertise and qualifications for membership on each Committee;

     - Aid in recruiting and attracting qualified candidates to serve on the Board;

     - Consider and appraise the performance of incumbent members of the Board in determining whether to recommend that they be nominated for re-election;

     - Make recommendations to the Board concerning (i) the size and composition of the Board and (ii) the size and composition of each standing Committee of the Board;

     - Recommend appointments of directors as members of Committees of the Board;

     - Periodically review and recommend Board policies, including, but not limited to: (i) recommending the policy governing retirement of directors from the Board, (ii) recommending the term of office for directors and whether or not the Board should be classified according to terms, (iii) recommending the desirable ratio of employee and non-employee directors, and (iv) reviewing the format of Board meetings and making recommendations for the improvement of such meetings.

     - Approve the acceptance of outside Board seats by Company executives;

     - Review the compensation of the members of the Board for services as a director or member of any Committee of the Board and make recommendations to the Board concerning the fixing of such compensation;

     - Evaluate Company policies relating to the recruitment of directors, including D&O insurance and indemnification and make recommendations to the Board, or any appropriate Board Committee, regarding such matters; and

     - Review periodically, in the light of changing conditions, new legislation, regulations and other developments, the Company's Code of Conduct, and make recommendations to the Board for any changes, amendments and modifications to the Code that the Committee shall deem desirable.

     - Review and report to the Board annually concerning Board member independence as defined by the NASDAQ rules.

                                   APPENDIX C

                          DENTSPLY INTERNATIONAL, INC.
                           HUMAN RESOURCES COMMITTEE
                                    CHARTER

I. PURPOSE

The primary function of the Human Resources Committee is to provide general oversight and assistance to the Board of Directors of the Company (the "Board") for the organizational structure of the Company and the compensation and hiring plans, policies and practices of the Company, including specifically the compensation of the executive officers.

II. ORGANIZATION

A. Composition. The Committee shall consist of directors who are independent, as defined by NASDAQ and SEC rules, and are free from any relationship with the Company or management of the Company that, in the opinion of the Board as evidenced by its appointment of such Committee members, would interfere with the exercise of independent judgment as a Committee member.

B. Meetings. The Committee will meet as often as necessary to carry out its responsibilities. Meetings may be called by the Chairman of the Committee and/or management of the Company. A majority of the Committee shall constitute a quorum. Written minutes of each meeting shall be duly filed in the Company records. Reports of meetings of the Committee shall be made to the Board accompanied by any recommendations to the Board for matters that the Committee determines requires approval of the Board.

III. FUNCTIONS

A. General. The Committee's general responsibility is to oversee the Company's employment, hiring and compensation plans, personnel practices and policies, and assure that the senior executives of the Company and its wholly-owned affiliates are compensated effectively in a manner consistent with the stated compensation strategy of the Company, internal equity considerations, competitive practice, and the requirements of the appropriate regulatory bodies. The Committee shall communicate to shareholders, as deemed appropriate or as required by the Securities and Exchange Commission or other regulatory body, the Company's compensation policies and practices. More specifically, the Committee shall be responsible for the following:

     - Reviewing periodically the appointments, promotions and performance of certain officers of the Company and the potential successors of the principal executive officers of the Company, as the Committee shall designate, and making recommendations to the Board with respect to such matters to the extent it deems appropriate;

     - Review from time to time and approve the Company's stated compensation strategy to ensure that management is rewarded appropriately for its contributions to Company growth and profitability and that the executive compensation strategy supports organization objectives and shareholder interests;

     - Review annually and determine the individual elements of total compensation for the executive management of the Company and communicate in the annual Board Compensation Committee Report to shareholders the factors and criteria on which the executive officers', including the Chief Executive Officer's, compensation for the last year was based;

     - Assure that the Company's executive incentive compensation program(s) are administered in a manner consistent with the Company's compensation strategy as to participation, target annual incentive awards, corporate financial goals, and actual awards paid to executive management;

     - Approve, subject to shareholders approval when appropriate, all new equity-related incentive plans for senior management;

     - Recommend to the Board participants in the Company's Supplemental Executive Retirement Plan;

     - Review the recruitment, hiring and promotion practices of the Company and its subsidiaries in the light of applicable legal requirements and corporate governance policies established by the Board;

     - Receive and review annually or otherwise, as the Committee shall deem appropriate, reports on significant matters and actions taken in connection with the operation and administration of the employee benefits plans of the Company and its subsidiaries;

     - Review with the Chief Executive Officer matters relating to management succession;

     - If appropriate, hire experts in the field of executive compensation and other matters related to the functions of the Committee to assist the Committee with its areas of responsibility; and

     - Such other duties and responsibilities as may be assigned to the Committee, from time to time, by the Board of the Company, or as designated in Company plan documents.

B. Consultants. The Committee shall at all times have the authority to retain and terminate any compensation consultants or other advisors to assist it in any aspect of the evaluation of executive compensation or on any other subject relevant to the Committee's responsibilities, including the authority to approve such consultant's or advisor's fees and other retention terms.

C. Stock Option Plans. Either directly or through delegation to the subcommittee, administer the Company's Stock Option Plans, including but not limited to:

     - Participating in the establishment of option guidelines and general size of overall grants;

     - Making grants;

     - Interpreting the Plans;

     - Determining rules and regulations relating to the Plans;

     - Modifying existing or canceling existing grants and substituting new ones (with the consent of the grantees);

     - Approving any exceptions to receive retiree treatment; and

     - Authorizing foreign subsidiaries to adopt plans pursuant to the provisions of the Plans.

[DENTSPLY LOGO]               VOTE BY INTERNET - WWW.PROXYVOTE.COM
                              Use the Internet to transmit your voting
                              instructions and for electronic delivery of
DENTSPLY INTERNATIONAL INC.   information up until 11:59 P.M. Eastern Time
570 WEST COLLEGE AVE.         the day before the meeting date. Have your
YORK, PA 17405-0872           proxy card in hand when you access the web site
                              and follow the instructions to obtain your records
[BARCODE]                     and to create an electronic voting instruction
                              form.

                              VOTE BY PHONE - 1-800-690-6903
                              Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.


VOTE BY MAIL
Mark, sign and date your proxy card
and return it in the postage-paid
envelope we've provided or return to
DENTSPLY International Inc., c/o ADP,
51 Mercedes Way, Edgewood, NY 11717.


TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: [X]  DNTSY1
                                              KEEP THIS PORTION FOR YOUR RECORDS
--------------------------------------------------------------------------------
                                             DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

________________________________________________________________________________

DENTSPLY INTERNATIONAL INC.


VOTE ON DIRECTORS
             FOR    WITHHOLD    FOR ALL     To withhold authority to vote, mark
             ALL      ALL       EXCEPT      "For All Except" and write the
             [ ]      [ ]        [ ]        nominees's number on the line below.

Prop 1 - Directors                           ___________________________________
         01) PAULA H. CHOLMONDELEY
         02) MICHAEL J. COLEMAN
         03) JOHN C. MILES II
         04) W. KEITH SMITH


VOTE ON PROPOSALS                                      FOR   AGAINST   ABSTAIN

Prop 2 - PROPOSAL TO RATIFY THE APPOINTMENT OF
         PRICEWATERHOUSECOOPERS LLP, INDEPENDENT       [ ]     [ ]       [ ]
         ACCOUNTANTS, TO AUDIT THE BOOKS AND
         ACCOUNTS OF THE COMPANY FOR THE YEAR
         ENDING DECEMBER 31, 2004.

"NOTE"   SUCH OTHER BUSINESS AS MAY PROPERLY COME
         BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF



                                                       YES    NO

Please indicate if you plan to attend this meeting     [ ]    [ ]

HOUSEHOLDING ELECTION - Please indicate if you
consent to receive certain future investor
communications in a single package per household       [ ]    [ ]


___________________________________________
Signature [PLEASE SIGN WITHIN BOX]   Date         P91161


___________________________________________
Signature (Joint Owners)             Date

--------------------------------------------------------------------------------
PROXY - DENTSPLY INTERNATIONAL INC.
--------------------------------------------------------------------------------

MEETING DETAILS

EMPLOYEE MEETING ROOM OF DENTSPLY INTERNATIONAL INC.,
  570 WEST COLLEGE AVENUE, YORK, PA 17404
PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING -
  MONDAY, MAY 10, 2004, 9:30 A.M.

The undersigned stockholder of DENTSPLY International Inc. (the "Company") hereby appoints Brian M. Addison as the attorney and proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock, par value $.01 per share, of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company, to be held at the Company's Employee Meeting Room at DENTSPLY International Inc., 570 West College Avenue, York, Pennsylvania, on Monday, May 10, 2004, commencing at 9:30 a.m., local time, and at any adjournment or postponement thereof, as indicated on the reverse side.

IN HIS DISCRETION, THE PROXY IS AUTHORIZED TO VOTE ALL SHARES OF COMMON STOCK OF THE UNDERSIGNED UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

(Continued and to be signed on reverse side.)

[DENTSPLY LOGO]               VOTE BY INTERNET - WWW.PROXYVOTE.COM
                              Use the Internet to transmit your voting
                              instructions and for electronic delivery of
DENTSPLY INTERNATIONAL INC.   information up until 11:59 P.M. Eastern Time
570 WEST COLLEGE AVE.         the day before the meeting date. Have your
YORK, PA 17405-0872           proxy card in hand when you access the web site
                              and follow the instructions to obtain your records
[BARCODE]                     and to create an electronic voting instruction
                              form.

                              VOTE BY PHONE - 1-800-690-6903
                              Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.


VOTE BY MAIL
Mark, sign and date your proxy card
and return it in the postage-paid
envelope we've provided or return to
DENTSPLY International Inc., c/o ADP,
51 Mercedes Way, Edgewood, NY 11717.


TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: [X]           DNTSY3
                                              KEEP THIS PORTION FOR YOUR RECORDS
--------------------------------------------------------------------------------
                                             DETACH AND RETURN THIS PORTION ONLY
              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

________________________________________________________________________________

DENTSPLY INTERNATIONAL INC.


VOTE ON DIRECTORS
             FOR    WITHHOLD    FOR ALL     To withhold authority to vote, mark
             ALL      ALL       EXCEPT      "For All Except" and write the
             [ ]      [ ]        [ ]        nominees's number on the line below.

Prop 1 - Directors                          ___________________________________
         01) PAULA H. CHOLMONDELEY
         02) MICHAEL J. COLEMAN
         03) JOHN C. MILES II
         04) W. KEITH SMITH


VOTE ON PROPOSALS                                      FOR   AGAINST   ABSTAIN

Prop 2 - PROPOSAL TO RATIFY THE APPOINTMENT OF
         PRICEWATERHOUSECOOPERS LLP, INDEPENDENT       [ ]     [ ]       [ ]
         ACCOUNTANTS, TO AUDIT THE BOOKS AND
         ACCOUNTS OF THE COMPANY FOR THE YEAR
         ENDING DECEMBER 31, 2004.

"NOTE"   SUCH OTHER BUSINESS AS MAY PROPERLY COME
         BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF



                                                       YES     NO

Please indicate if you plan to attend this meeting     [ ]     [ ]

HOUSEHOLDING ELECTION - Please indicate if you
consent to receive certain future investor
communications in a single package per household       [ ]     [ ]


___________________________________________
Signature [PLEASE SIGN WITHIN BOX]   Date


___________________________________________
Signature (Joint Owners)             Date

--------------------------------------------------------------------------------
VOTING INSTRUCTIONS - DENTSPLY INTERNATIONAL INC. - ESOP/401(k)
--------------------------------------------------------------------------------

MEETING DETAILS

EMPLOYEE MEETING ROOM OF DENTSPLY INTERNATIONAL INC.,
  570 WEST COLLEGE AVENUE, YORK, PA 17404
PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING -
  MONDAY, MAY 10, 2004, 9:30 A.M.

To T. Rowe Price Retirement Plan Services Inc., Trustee:

As a participant in the DENTSPLY International Inc. Employee Stock Ownership Plan (the "ESOP") and/or the DENTSPLY International Inc. 401(k) Savings Plan (the "401(k)"), I hereby instruct you to vote the shares of Common Stock, par value $.01 per share ("Common Stock") of DENTSPLY International Inc. (the "Company") allocated to my ESOP and/or 401(k) account (a) in accordance with the directions on the reverse side and (b) to grant a proxy to the proxy nominated by the Company's Board of Directors authorizing him to vote in his discretion upon such other matters as may properly come before the meeting.

(Continued and to be signed on reverse side.)